Exhibit 99.1



                Unify Reports Second Quarter Fiscal 2007 Results

               Company Achieves Profit from Continuing Operations


     SACRAMENTO, Calif.--(BUSINESS WIRE)--Nov. 30, 2006--Unify Corp. (OTCBB:UNFY) today announced financial results for the three and six month periods ended Oct. 31, 2006. With the Company's acquisition of Gupta Technologies LLC ("GUPTA") and the sale of the Insurance Risk Management Division announced Nov. 20, 2006, Unify's second quarter results reflect the Company's continuing operations from its development tools and database business and discontinued operations for the Insurance division.

     Total revenue in the second quarter of fiscal 2007 was $2.2 million, a decrease of $0.2 million or seven percent from fiscal 2006 revenues of $2.4 million. Net loss from all operations for the second quarter was $187,000 or $0.01 loss per share, compared to net income of $5,000 or $0.00 earnings per share in the same period of fiscal 2006.

     For the first six months, total revenues were $3.9 million, a decrease of $0.9 million, or 19 percent from fiscal 2006 six-month revenues of $4.8 million. Year to date net loss from all operations was $941,000 or $0.03 loss per share, compared to a net loss of $107,000 or $0.00 loss per share in the comparable period last year. The Company ended the second quarter with cash and cash equivalents of $1.4 million, compared to $1.9 million at April 30, 2006.

     "We are pleased to report that Unify's tools and database business generated net income from continuing operations of $291,000 for the second quarter and was break even for the six-month period," said Todd Wille, chief executive officer of Unify. "In fiscal 2006 the tools and database business generated revenues of $10.3 million with net income of $1.4 million. The division has been a consistently profitable segment for Unify, including covering all of the Company's fixed overhead and public company costs. By acquiring GUPTA and divesting our Insurance division, we have created a go forward business model that will drive significant revenue and earnings growth."

     "We are excited about the opportunities that the combination of Unify and GUPTA creates and optimistic about our business as we head into our seasonally strong third and fourth quarters," Wille said. "During the remainder of this fiscal year, we expect to finalize our customer, product and people integration, implement our cross selling initiatives, and drive new business for our embedded database, Service-Oriented Architecture (SOA) and web-services development tools, and Lotus Notes migration solutions."

     Conference Call

     Unify will hold a conference call to discuss the acquisition and fiscal 2007 second quarter financial results on Thursday, Nov. 30, 2006 at 1:30 Pacific Time. Listeners may dial 888-371-9318 and enter conference ID #8149145. A replay of the conference call will be available until Dec. 14, 2006 by dialing 877-519-4471 and entering the passcode #8149145. The conference call will also be Webcast. Visitors can login at www.unify.com.

     About Unify Corporation

     Unify's software development and database solutions deliver a broad set of capabilities for automating business processes, integrating information and delivering collaborative information. Through its industry expertise and market leading technologies, Unify helps organizations drive business optimization, apply governance and increase customer service. Unify is headquartered in Sacramento, Calif., with offices in London, Munich and Paris, and a worldwide network of global distributors and partners. Contact Unify at 916-928-6400 or visit www.unify.com and www.guptaworldwide.com.

     Legal Notice Regarding Forward-Looking Statements

     This press release contains "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Company's forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the insurance industry, computer and software industries, domestically and worldwide, the Company's ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company's relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors, the Company's ability to attract and retain employees in key positions and the risks and uncertainties associated the acquisition and sale of a significant business unit such as integration of systems, combination of sales forces and business culture issues. In addition, Unify's forward looking statements should be considered in the context of other risks and uncertainties discussed in the Company's SEC filings available for viewing on its web site at "Investor Relations," "SEC filings" or from the SEC at www.sec.gov.


                                UNIFY CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                               October 31,  April 30,
                                                  2006        2006
                                               ----------- -----------
                                               (unaudited)  (audited)
                    ASSETS
Current assets:
  Cash and cash equivalents                    $    1,357  $    1,881
  Accounts receivable, net                          1,469       3,359
  Prepaid expenses and other current assets           980         499
  Assets held for sale                              1,887       1,954
                                               ----------- -----------
  Total current assets                              5,693       7,693

Property and equipment, net                           200         244
Other investments                                     214         214
Other assets, net                                     197         200
                                               ----------- -----------
  Total assets                                 $    6,304  $    8,351
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $      385  $      353
  Short-term borrowings and current portion of
   long-term debt                                      81          33
  Other accrued liabilities                           936         713
  Accrued compensation and related expenses           478         773
  Deferred revenue                                  1,837       2,880
  Liabilities of discontinued operations            1,151       1,284
                                               ----------- -----------
  Total current liabilities                         4,868       6,036

Other long-term liabilities                            79          80

Commitments and contingencies                          --          --

Stockholders' equity:
  Common stock                                         29          29
  Additional paid-in capital                       63,996      63,937
  Accumulated other comprehensive income               23          19
  Accumulated deficit                             (62,691)    (61,750)
                                               ----------- -----------
  Total stockholders' equity                        1,357       2,235
                                               ----------- -----------
  Total liabilities and stockholders' equity   $    6,304  $    8,351
                                               =========== ===========



                                UNIFY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                  Three Months Ended Six Months Ended
                                     October 31,        October 31,
                                  ------------------ -----------------
                                     2006     2005     2006     2005
                                  --------- -------- -------- --------
Revenues:
  Software licenses                $   785  $ 1,029  $ 1,176  $ 2,060
  Services                           1,405    1,333    2,748    2,769
                                  --------- -------- -------- --------
    Total revenues                   2,190    2,362    3,924    4,829
                                  --------- -------- -------- --------

Cost of Revenues:
  Software licenses                     31      121       69      260
  Services                             256      266      532      573
                                  --------- -------- -------- --------
    Total cost of revenues             287      387      601      833
                                  --------- -------- -------- --------
Gross profit                         1,903    1,975    3,323    3,996
                                  --------- -------- -------- --------

Operating Expenses:
  Product development                  391      436      767      921
  Selling, general and
   administrative                    1,175    1,269    2,449    2,723
  Merger expenses (1)                  132        0      216        0
                                  --------- -------- -------- --------
    Total operating expenses         1,698    1,705    3,432    3,644
                                  --------- -------- -------- --------
  Income (loss) from continuing
   operations                          205      270     (109)     352
Other income, net                       86       25      109       23
                                  --------- -------- -------- --------
  Income from continuing
   operations before income taxes      291      295        -      375
Provision for income taxes               -        -        -        -
                                  --------- -------- -------- --------
  Net income from continuing
   operations                          291      295        -      375
  Loss from discontinued
   operations, net of taxes           (478)    (290)    (941)    (482)
                                  --------- -------- -------- --------
  Net income (loss)                $  (187) $     5  $  (941) $  (107)
                                  ========= ======== ======== ========

Net income (loss) per share:
  Basic                            $ (0.01) $  0.00  $ (0.03) $  0.00
  Dilutive                         $ (0.01) $  0.00  $ (0.03) $  0.00

Shares used in computing net
 income (loss) per share:
  Basic                             29,524   28,851   29,524   28,736
  Dilutive                          29,524   29,218   29,524   28,736

(1) Represents accounting, legal and printing expenses related to the merger with Halo Technology Holdings, Inc., which was terminated on September 13, 2006.


     CONTACT: Unify Corporation
              Deb Thornton, 916-928-6379
              deb@unify.com